Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2013, relating to the consolidated balance sheet of CoBiz Financial Inc. and Subsidiaries as of December 31, 2011, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for the years ended December 31, 2011 and 2010 (the 2011 and 2010 consolidated statements of operations before the effects of the retrospective adjustments for discontinued operations) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adjustments for discontinued operations) appearing in the Annual Report on Form 10-K of CoBiz Financial Inc. and Subsidiaries for the year ended December 31, 2012.

We also consent to the reference under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
August 2 , 2013